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                                                                    Exhibit 10.1





October 12, 2004


Mr. John M. Stropki, Jr.
32620 Shadowbrook Drive
Solon, Ohio  44139

                           RE: Employment and Benefits
                               -----------------------

Dear John:

This letter sets forth certain modifications to your terms of employment and benefit entitlements, related to your recent appointment as Chief Executive Officer of Lincoln Electric Holdings, Inc. (the "Company"). All other terms and conditions of your employment with the Company, not otherwise addressed in this letter, shall be determined by the Company, through its Compensation and Executive Development Committee, in accordance with normal practice.

You will continue to participate in The Lincoln Electric Company Supplemental Executive Retirement Plan (the "SERP"), under the same terms that existed prior to your appointment as Chief Executive Officer; provided, however, that the annual benefit limit under the SERP, as it relates to you, will be set at $500,000. Except as otherwise modified in this paragraph, the terms of the SERP will govern your benefits under the SERP.

                                           Very truly yours,



                                           /s/ H. S. Runtagh
                                           -------------------------------
                                           Hellene S. Runtagh
                                           Chairperson, Compensation and
                                           Executive Development Committee

ACCEPTED:


/s/ John Stropki
------------------------
John M. Stropki, Jr.


October 12, 2004